BLONDER TONGUE LABORATORIES, INC.
                               One Jake Brown Road
                              Old Bridge, NJ 08857
                  PROXY CARD FOR ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 24, 1997
        This Proxy is being solicited on behalf of the Board of Directors

       The Undersigned hereby appoints James A. Luksch and Robert J. Palle, Jr., and either of them (with full power to act alone), as Proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on this Proxy Card, all shares of Common Stock of Blonder Tongue Laboratories, Inc. (the "Company") held of record by the undersigned on the record date of March 24, 1997, at the Annual Meeting of Stockholders to be held on April 24, 1997 and at any postponements or adjournments thereof, all as in accordance with the Notice of Annual Meeting of Stockholders and Proxy Statements furnished with this Proxy.


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)



A     /X/ Please mark your votes as in this example.

                        FOR   WITHHOLD
1. Election of          / /     / /
   two Class II
   Directors to
   hold office
   until the 2000 Annual Meeting of Stockholders or until their successors have been elected and qualified.




(To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

---------------------------------------

Nominees:  Robert J. Palle, Jr.
           James H. Williams

                                                  FOR    AGAINST    ABSTAIN
2. Proposal to amend the Blonder                  / /      / /        / /
   Tongue Laboratories, Inc. 1995 Long
   Term Incentive Plan to increase the
   number of shares available for issuance
   thereunder from 250,000 to 500,000.

3. Proposal to ratify the appointment of BDO      / /      / /       / /
   Seidman, LLP as independent auditors for the fiscal year ending December 31, 1997.


In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting and at any postponements or adjournments therof. If no direction is made on this Proxy Card, this Proxy will be voted FOR the election of both nominees to serve as Class II Directors and FOR proposals 2 and 3.

Please mark, sign, date and return this Proxy Card promptly using the enclosed envelope.

Signature _____________________________________  ______________________________
                                                   Signature if held jointly
Dated: __________, 1997


NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both stockholders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a Corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership's name by authorized person.